Exhibit 24.1
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Helen W. Cornell, Brent A. Walters and Michael A. Sommer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933), and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done under this power of attorney.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Barry L. Pennypacker Barry L. Pennypacker	President and Chief Executive Officer (Principal Executive Officer)	August 5, 2010

/s/ Helen W. Cornell Helen W. Cornell	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	August 5, 2010

/s/ David J. Antoniuk David J. Antoniuk	Vice President and Corporate Controller (Principal Accounting Officer)	August 5, 2010

/s/ Michael C. Arnold Michael C. Arnold	Director	August 5, 2010

/s/ Donald G. Barger, Jr. Donald G. Barger, Jr.	Director	August 5, 2010

/s/ Frank J. Hansen Frank J. Hansen	Director	August 5, 2010

/s/ Raymond R. Hipp Raymond R. Hipp	Director	August 5, 2010

/s/ David D. Petratis David D. Petratis	Director	August 5, 2010

/s/ Diane K. Schumacher Diane K. Schumacher	Director	August 5, 2010

/s/ Charles L. Szews Charles L. Szews	Director	August 5, 2010

/s/ Richard L. Thompson Richard L. Thompson	Director	August 5, 2010